CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 17, 2010, relating to the financial statements and financial highlights, which appear in the October 31, 2010 Annual Reports to Shareholders of TS&W Equity Portfolio and TS&W Fixed Income Portfolio and our reports dated December 21, 2010, relating to the financial statements and financial highlights, which appear in the October 31, 2010 Annual Reports to Shareholders of AIG Money Market Fund, Acadian Emerging Markets Portfolio, ICM Small Company Portfolio, McKee International Equity Portfolio, Rice Hall James Micro Cap Portfolio, Rice Hall James Mid Cap Portfolio, Rice Hall James Small Cap Portfolio and United Association S&P 500 Index Fund, eleven of the portfolios/funds constituting The Advisor Inner Circle Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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Philadelphia, Pennsylvania
February 28, 2011